SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                  July 23, 2010
                                -----------------
                                (Date of Report)

                           ALANCO TECHNOLOGIES, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)


                                    0-9437
                                   ---------
                             (Commission File No.)

                    ARIZONA                        86-0220694
        -----------------------------    ---------------------------------
        (State of other jurisdiction)    (IRS Employer Identification No.)



             15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
            --------------------------------------------------------
            (Address of Principal Executive Office)       (Zip Code)


                                 (480) 607-1010
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

StarTrak Systems, LLC ("StarTrak"), a wholly owned subsidiary of the Company located at 408 The American Road, Morris Plains, NJ 07650, entered into a Marketing Sales Cooperation Agreement ("Agreement") effective July 19, 2010 with Qualcomm Incorporated, a Delaware corporation, with its principal place of business located at 5775 Morehouse Drive, Sand Diego, CA 92121 ("Qualcomm"). Under the Agreement, Qualcomm will represent StarTrak in offering StarTrak's Reefer Trak Solution for Refrigerated trailers that will allow Qualcomm customers to implement StarTrak's wireless control system for reefer management.

The three year Agreement appoints Qualcomm to market and facilitate the sale of StarTrak Products to Qualcomm Customers under terms and conditions of the Agreement. Qualcomm may receive certain commissions dependent upon Qualcomm's involvement in the sale and contribution to the process.

The attached press release which was reported on July 22, 2010 announces the Agreement.

Item 9.01      Financial Statements and Exhibits

Exhibit 99.1 Press Release dated July 22, 2010, titled "Alanco Announces Qualcomm Now Offers StarTrak's Reefer Trak Solution for Refrigerated Trailers."


                                   SIGNATURES

Date: July 23, 2010                        By: /s/John A Carlson
                                           -----------------------
                                           Chief Financial Officer